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                                                                       EXHIBIT 6
                     [SUTHERLAND ASBILL & BRENNAN LLP LOGO]

                                 April 26, 1999

Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Largo, Florida 33770

Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 2 to the Form S-6 registration statement for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP

                              By:    /s/ Stephen E. Roth, Esq.
                                   -----------------------------
                                    Stephen E. Roth, Esq.